                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

NAME                                                  JURISDICTION OF INCORPORATION
----                                                  -----------------------------
Brocade Communications Systems Proprietary Ltd.       Australia
Brocade Communications Systems FSC Inc.               Barbados
Brocade Communications Canada Corp.                   Canada
Brocade Communications Systems China HK Ltd.          China
Brocade Communications Denmark ApS                    Denmark
Brocade Communications France SAS                     France
Brocade Communications GmbH                           Germany
Brocade Communications Systems HK Ltd.                Hong Kong
Brocade Communications Italy SrL                      Italy
Brocade Communications Systems K.K.                   Japan
Brocade Korea Ltd.                                    Korea
Brocade Communications Luxembourg SarL                Luxembourg
Brocade Communications Systems Netherlands B.V.       The Netherlands
Brocade Communications Singapore Pte. Ltd.            Singapore
Brocade Communications Spain, S.L.                    Spain
Brocade Communications Switzerland SarL               Switzerland
Brocade Communications Systems Taiwan Ltd.            Taiwan
Brocade Communications Systems UK Ltd.                United Kingdom